SPECIAL MEETING OF SHAREHOLDER

                                       OF

                    INTERNATIONAL EMERGING MARKETS PORTFOLIO

                                      AND

                        INTERNATIONAL SMALLCAP PORTFOLIO

                                     OF THE

                      PRINCIPAL SPECIAL MARKETS FUND, INC.

801 Grand Avenue, Des Moines, Iowa      November 24, 1997             3:00 p.m.

     A special meeting of the shareholder of International Emerging Markets Portfolio and International SmallCap Portfolio of the Principal Special Markets Fund, Inc. was held at 801 Grand Avenue, Des Moines, Iowa at 3:00 p.m. on November 24, 1997.

     The meeting was called to order by Mr. S. L. Jones, who presided as chairman of the meeting. Ms. K. L. McCartney acted as secretary of the meeting. Also present was A. S. Filean.

     The Secretary reported that the only shareholder of the International Emerging Markets Portfolio and the International SmallCap Portfolio of the Corporation was Principal Mutual Life Insurance Company, that all such shares were represented by proxies held by Mr. Filean and that a quorum was present.

     The Chairman directed that the proxies be appended to the minutes of this meeting.

     The Chairman stated that it would be in order to consider ratification and approval of the Amendment to the Management Agreement between the Corporation and Princor Management Corporation in the form approved by the Corporation's Board of Directors. A copy of said amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International Emerging Markets Portfolio and International SmallCap Portfolio of the Corporation:

         "BE IT RESOLVED, That the First Amendment to the Principal Special Markets Fund, Inc. Management Agreement between the Corporation and Princor Management Corporation, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated that it would be appropriate to consider ratification and approval of the Amendment to the Sub-Advisory Agreement between Princor Management Corporation and Invista Capital Management, Inc. in the form approved by the Corporation's Board of Directors. A copy of such amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International Emerging Markets Portfolio and International SmallCap Portfolio of the
Corporation:

         "BE IT RESOLVED, That the First Amendment to the Principal Special Markets Fund, Inc. Sub- Advisory Agreement between Princor Management Corporation and Invista Capital Management, Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated that it would be appropriate to consider the ratification and approval of the Amendment to the Investment Service Agreement among the Corporation, Princor Management Corporation and Principal Mutual Life Insurance Company, which was approved by the Board of Directors. A copy of such amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International Emerging Markets Portfolio and International SmallCap Portfolio of the Corporation:

         "BE IT RESOLVED, That the First Amendment to the Principal Special Markets Fund, Inc. Investment Service Agreement among the Corporation, Princor Management Corporation and Principal Mutual Life Insurance Company, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be and it hereby is, ratified and approved."

     The Chairman then stated it was necessary to consider ratification and approval of the Amendment to the Distribution Agreement in the form adopted by the Corporation's Board of Directors. A copy of such amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International Emerging Markets Portfolio and the International SmallCap Portfolio of the Corporation:

         "BE IT RESOLVED, That the Distribution Agreement, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     There being no further business, the meeting was adjourned.


                                           /s/ K. L. McCartney
                                         ---------------------------------
                                               Secretary